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                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement


                            MICRO GENERAL CORPORATION
                ------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
        (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
        (5) Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

        ------------------------------------------------------------------------
        (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
        (3)  Filing Party:

        ------------------------------------------------------------------------
        (4)  Date Filed:

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                            MICRO GENERAL CORPORATION
                              14711 BENTLEY CIRCLE
                            TUSTIN, CALIFORNIA 92780


To the Stockholders of Micro General Corporation:

        Micro General Corporation, a Delaware corporation, (the "Company") is amending its Certificate of Incorporation to increase the number of shares of the Company's Common Stock from 10,000,000 shares to 20,000,000 shares (the "Amendment").

        Fidelity National Financial, Inc., which holds 5,331,216 shares of the Company's Common Stock (representing approximately 67.4% of the issued and outstanding shares), has consented in writing to the Amendment. Accordingly, the required stockholder approval of the Amendment has been obtained and the Company is not soliciting any further votes or written consents from stockholders with respect to the Amendment.

        This letter and the accompanying Information Statement are being provided to comply with requirements of the Securities and Exchange Commission and will serve as notice pursuant to Section 228 of the Delaware General Corporation Law of the taking of the above corporate actions without a meeting by less than unanimous written consent.



                                            By Order of the Board of Directors,


                                            /s/ M'LISS JONES KANE
                                            ------------------------------------
                                            M'Liss Jones Kane
                                            Secretary

Tustin, California
December __, 1998


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.


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                            MICRO GENERAL CORPORATION
                              14711 BENTLEY CIRCLE
                            TUSTIN, CALIFORNIA 92780


                              INFORMATION STATEMENT


        This Information Statement is being furnished by Micro General Corporation, a Delaware corporation (the "Company" or "Micro General"), to the holders of the Company's Common Stock, $.05 par value (the "Common Stock"), in connection with an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 10,000,000 to 20,000,000 (the "Amendment"). The Amendment was approved by the Company's Board of Directors on November 19, 1998.

        Fidelity National Financial, Inc. ("Fidelity") has approved the Amendment. Fidelity holds shares of Common Stock representing approximately 67.4% of the Company's issued and outstanding shares. Accordingly, all corporate actions necessary to approve and adopt the Amendment have been taken, and no further votes, proxies or consents of the Company's stockholders are required or will be solicited in order to complete the Amendment. Pursuant to regulations under the Securities Exchange Act of 1934 (the "Exchange Act"), the Amendment will not become effective prior to December __, 1998.

        The Company has asked brokers and other custodians as well as fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        The record date (the "Record Date") for the determination of stockholders entitled to vote with respect to the Amendment is November 19, 1998 which was the date on which Fidelity approved the Amendment. All holders of the Common Stock of record at the close of business on November 19, 1998 will receive this Information Statement. This Information Statement is first being mailed to the Company's stockholders on or about December ___, 1998.

VOTING SECURITIES

        As of the Record Date, 7,910,452 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders of the Company.

VOTE REQUIRED

        The vote or written consent of the holders of a majority of the outstanding shares of Common Stock was necessary to approve the Amendment. As discussed above, the Company has obtained a written consent from Fidelity for the Amendment. As of the Record Date, Fidelity owned 5,331,216 shares of Common Stock, representing approximately 67.4% of the outstanding shares of Common Stock. Accordingly, the stockholder approval required to complete the Amendment has been obtained. The Board of Directors does not intend to solicit any proxies or consents from any other stockholder in connection with this action.


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

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth the beneficial ownership, as of the Record Date, of the Common Stock held by each of the Company's directors, by certain executive officers, by all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                                                               SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                         ------------------------------------
                  NAME AND ADDRESS                       NUMBER OF SHARES    PERCENT OF TOTAL
                  ----------------                       ----------------    ----------------
Fidelity National Financial, Inc...................          8,701,862 (1)          77.1%
    17911 Von Karman Avenue., #300
    Irvine, CA  92714
Richard H. Pickup..................................          1,782,559 (2)          19.4%
    Wedbush Morgan Securities
    610 Newport Center Drive, #1300
    Newport Beach, CA  92660
William P. Foley, II...............................            213,333 (3)           2.6%
Patrick F. Stone...................................            200,000 (3)           2.5%
Thomas E. Pistilli.................................             77,000 (4)           *
S. Bruce Crair.....................................             66,667 (3)           *
Carl A. Strunk.....................................             30,000 (3)           *
George E. Olenik...................................             20,000 (3)           *
John Snedegar......................................            523,333 (5)           6.2%
Mark Atlaway.......................................             25,000 (3)           *
Brooks Corbin......................................             10,000 (3)           *
Ernest Ellis.......................................             18,750 (3)           *
Anthony Park.......................................                  0              --
Jeff Sanderson.....................................             25,000 (3)           *
M'Liss Jones Kane..................................                  0              --
All Officers and Directors as a Group (14 Persons).          2,991,642 (6)          28.7%

------------------

 * Represents less than 1%.

(1) Includes 3,358,146 shares issuable upon conversion of convertible debt held by a subsidiary of Fidelity and 12,500 shares issuable upon the exercise of warrants to purchase Common Stock.

(2) Includes an aggregate of 494,600 shares held of record by entities with which Mr. Pickup is affiliated and an aggregate of 1,287,959 shares issuable upon the exercise or conversion of options and warrants to purchase Common Stock and convertible securities.

(3)  Issuable pursuant to exercisable stock options.

(4)  Includes 73,666 shares issuable pursuant to exercisable stock options.

(5) Issuable pursuant to exercisable stock options, warrants and convertible securities.

(6) Includes an aggregate of 2,510,375 shares issuable pursuant to exercisable stock options, warrants to purchase Common Stock and convertible securities.

        The number of shares of Common Stock beneficially owned by Fidelity and Messrs. Pickup and Snedegar assume the Company has borrowed all amounts available to it under a $15 million convertible note purchase agreement. As of the Record Date, $7.8 million of such borrowings were outstanding.


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

THE AMENDMENT

        On November __, 1998, the Company's Board of Directors approved an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000. The increase in the amount of authorized Common Stock was subsequently approved by Fidelity on the Record Date by means of an action by written consent.

        The increase in the number of authorized shares of Common Stock was approved in order to provide the Company with additional shares of Common Stock available for issuance from time to time for such purposes and consideration as the Board of Directors may approve. Such purposes may include but are not limited to public or private sales of Common Stock in financing transactions, acquisitions or other corporate purposes, as well as stock dividends, stock option plans and other stock-based incentive or compensation programs. As of November 19, 1998, the total number of outstanding shares of Common Stock, together with shares committed under outstanding stock options and warrants and convertible note purchase agreements, exceeded 10,000,000 shares. No further vote of stockholders of the Company will be required, except as required by law, for the issuance of such additional shares. Accordingly, the availability of additional shares of Common Stock for issuance, without the delay and expense of obtaining stockholder approval, will afford the Company greater flexibility in acting upon opportunities and transactions, if any, which may arise in the future.

        The Amendment will become effective upon the filing of a Certificate of Incorporation in the office of the Delaware Secretary of State, which will occur on or promptly after December ___, 1998.


                                            By Order of the Board of Directors


                                            /s/ M'LISS JONES KANE
                                            ------------------------------------
                                            M'Liss Jones Kane
                                            Secretary

Tustin, California
December __, 1998


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